STATE STREET BANK AND TRUST COMPANY

              BARON INVESTMENT FUNDS TRUST AND BARON SELECT FUNDS
                                  FEE SCHEDULE

This Fee Schedule relates to the services provided pursuant to the Master Custodian Agreement dated as of March 21, 2007, as amended, by and among each management investment company made subject thereto and State Street Bank and Trust Company (the "Custodian Agreement").


       DOMESTIC ASSET BASED HOLDING FEE:
       US ASSETS UNDER CUSTODY                            BASIS POINTS
       First  $10 billion                                    0.18
       Next    $5 billion                                    0.16
       Next    $5 billion                                    0.13
       Next   $10 billion                                    0.10
       Above $30 billion                                     0.09


       TRANSACTION FEES:                                  PER ITEM
       DTC Book Entry                                       $4.00
       FBE                                                  $4.00
       Physical trades                                     $15.00
       P&I payments                                         $4.50
       Euro CDs                                            $20.00
       Maturities                                           $4.50
       Wires                                                $5.00
       Money Movements                                      $4.50
       Special Payment Order                               $20.00
       3rd Party FX Fee                                    $75.00
       State Street Sweep                                 No charge
       Self Directed Money Market Sweep                    $50.00
       Minimum custody relationship charge per annum       Waived

Note: The transactional fees noted above assume trade instructions are sent via an automated method. Manual instructions will result in an additional fee of $15.00 per trade.

GLOBAL CUSTODY

SUBCUSTODIAN ASSET BASED HOLDING FEE:

Global Custody Fees are divided into two categories: trading and asset charges. The asset based fee shown on the following page is an annual charge, billed and payable monthly based on month end net assets.


COUNTRY                 * HOLDING                TRANSACTION             COUNTRY                 * HOLDING              TRANSACTION
                        CHARGES IN                 CHARGES                                       CHARGES IN               CHARGES
                       BASIS POINTS               (PER TRADE)                                   BASIS POINTS            (PER TRADE)
                        (ANNUAL FEE)                                                             (ANNUAL FEE)
-----------------------------------------------------------------------------------------------------------------------------------
Argentina                  20.0                     $100                 Lebanon                      40.0                 $100
Australia                   2.0                      $35                 Lithuania                    35.0                  $50
Austria                     3.0                      $35                 Luxembourg                    5.0                  $35
Bahrain                    50.0                     $150                 Malaysia                      5.0                  $30
Bangladesh                 40.0                     $135                 Mauritius                    45.0                 $125
Belgium                     3.0                      $35                 Mexico                        8.0                  $40
Bermuda                    50.0                     $150                 Morocco                      35.0                 $100
Bolivia                    45.0                     $125                 Namibia                      45.0                 $125
Botswana                   35.0                     $100                 Netherlands                   3.0                  $35
Brazil                     12.0                      $60                 New Zealand                   4.0                  $40
Bulgaria                   50.0                     $100                 Norway                        4.0                  $40
Canada                      2.0                      $15                 Oman                         65.0                 $150
Chile                      25.0                     $100                 Pakistan                     30.0                 $120
China                      25.0                     $100                 Peru                         40.0                 $120
Colombia                   30.0                     $100                 Philippines                  15.0                  $60
Croatia                    50.0                     $100                 Poland                       25.0                  $60
Cyprus                     45.0                     $125                 Portugal                     20.0                  $60
Czech Republic             25.0                      $50                 Romania                      75.0                 $100
Denmark                     3.0                      $40                 Russia                       50.0                 $150
Ecuador                    35.0                     $100                 Singapore                     4.0                  $40
Egypt                      35.0                     $100                 Slovak Republic              40.0                  $75
Estonia                    50.0                      $50                 Slovenia                     75.0                 $100
Euoclear/Clearstream        2.0                      $20                 South Africa                  7.0                  $50
Finland                     5.0                      $50                 South Korea                  12.0                  $45
France                      3.0                      $30                 Spain                         6.0                  $45
Germany                     2.0                      $25                 Sri Lanka                    35.0                 $100
Ghana                      35.0                     $100                 Swaziland                    75.0                 $200
Greece                     30.0                     $100                 Swenden                       5.0                  $35
Hong Kong                   3.0                      $40                 Switzerland                   3.5                  $35
Hungary                    35.0                      $75                 Taiwan                       20.0                  $60
Iceland                    35.0                      $50                 Thailand                      8.0                  $50
India                      25.0                     $120                 Trinidad & Tobago            35.0                 $100
Indonesia                  15.0                     $100                 Tunisia                      45.0                 $125
Ireland                     4.0                      $40                 Turkey                       25.0                  $65
Isreal                     25.0                      $50                 Ukraine                      75.0                 $300
Italy                       5.0                      $35                 United Kingdom               1.75                  $20
Ivory Coast                75.0                     $150                 Uruguay                      40.0                 $135
Jamaica                    45.0                     $125                 Venezuela                    30.0                  $75
Japan                       2.0                      $20                 Zambia                       35.0                 $100
Jordan                     45.0                     $125                 Zimbawe                      35.0                 $100
Kenya                      35.0                     $100
Latvia                     65.0                     $50


FUND ACCOUNTING FEES:
US ACCOUNTING ASSETS                BASIS POINTS
First    $10 billion                   0.22
Next      $5 billion                   0.18
Next      $5 billion                   0.15
Next     $10 billion                   0.12
Above    $30 billion                   0.11

Fund Accounting annual minimum                                 $15,000

Multiple Classes: annual per class fee (beyond initial class)   $4,800

OUT-OF-POCKET EXPENSES

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:


o    Communications costs
o    Postage and insurance
o    Courier service
o    Duplicating
o    Non-recurring legal, audit fees or other professional fees
o Subcustodian out-of-pocket charges (market fees, registration fees, stamp duties, etc.)
o    SWIFT charges
o    17f-5 review
o Travel and lodging for Board meetings or operations meetings if attendance is required

TERMS OF THE FEE SCHEDULE

This Fee Schedule relates to the services provided pursuant to the Custodian Agreement. The parties agree that this Fee Schedule shall remain in effect for one year, and is renewable from year to year thereafter until it is revised as a result of negotiations initiated by either party.


BARON INVESTMENT FUNDS TRUST
on behalf of each of its series


By:    /s/Linda S. Martinson
    ------------------------
Name:     Linda S. Martinson
Title:    Chief Operating Officer & General Counsel
Date: April 13, 2007


BARON SELECT FUNDS
on behalf of each of it series


By:    /s/Linda S. Martinson
    ------------------------
Name:     Linda S. Martinson
Title:    Chief Operating Officer & General Counsel
Date: April 13, 2007


STATE STREET BANK AND TRUST COMPANY


By:    /s/Gary L. French
    -------------------------
Name:     Gary L. French
Title:    Senior Vice President
Date:  April 13, 2007